                                                                    Exhibit 16



                                        ARTHUR
                                       ANDERSEN

                                            ___________________
                                            Arthur Andersen LLP

April 25, 1997                              ___________________________
                                            1345 Avenue of the Americas
                                            New York NY 10105-0032


Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, DC 20459


Re: PEC Israel Economic Corporation
    Amendment to Form 8-K




Dear Sirs:

This is to state that Arthur Andersen LLP agrees with the statements made by PEC Israel Economic Corporation in Item 4 of this Amendment to its Current Report on Form 8-K/A-1 dated April 16, 1997.


Very truly yours,

Arthur Andersen LLP








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